AGREEMENT
                                       OF
                                PURCHASE AND SALE


     AGREEMENT OF PURCHASE AND SALE ("Agreement") made as of the 4th day of December, 1997, by and between Burger King Limited Partnership III, a New York limited partnership ("Seller"), and U.S. Restaurant Properties Operating L.P. ("Buyer").

                              W I T N E S S E T H :







     1. Definitions. For purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

     1.1 "Assignment and Assumption of Lease" means an Assignment and Assumption of Lease in the form attached hereto as Exhibit A, with such modifications as may be required to conform to local recording laws.

     1.2 "Assignment and Assumption of Sublease" means an Assignment and Assumption of Sublease in the form attached hereto as Exhibit B, with such modifications as may be required to conform to local recording laws.

     1.3 "Closing" means the accomplishment (or waiver by the party in whose favor each such activity runs) of each and every one of the activities described in Section 6 below.

     1.4 "Closing Date" means the date on which the Closing occurs, as set forth in Section 4 below.

     1.5 "Contract Period" means the period commencing upon the execution by both Buyer and Seller of this Agreement and ending upon the first to occur of the Closing or the termination of this Agreement.

     1.6 "Deed" means a bargain and sale deed with covenants against grantor's acts, special warranty deed or the equivalent form of deed used in the jurisdictions where the Owned Properties are located.

     1.7 "Deposit" means the sum of Eight Hundred Thousand Dollars ($800,000) delivered ------- by Buyer and deposited with the Escrow Agent within three (3) business days after Buyer has received a fully executed duplicate original of this Agreement, to be held in an interest bearing account subject to the terms of this Agreement. The Deposit shall include all interest earned thereon.

     1.8 "Due Diligence Period" has the meaning ascribed to such term in Section 2(b) below.

     1.9 "Environmental Laws" means any federal, state or local ordinance, statute, regulation or common law provision relating to human health and/or the environment.

     1.10 "Escrow Agent" means Lawyers Title Insurance Corporation.


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     1.11 "Franchisee" means a holder of the right to occupy a Property pursuant to a Sublease thereof.

     1.12 "Improvements" means any and all buildings, structures, parking lots, walks, and walkways and all fixtures and equipment (including without limitation all plumbing, electrical, heating, air conditioning and ventilating lines and systems and boilers) and each and every other type of physical improvement located at, on or affixed to a Property to the full extent such items constitute or are or can or may be construed as realty under the laws of the applicable jurisdiction.

     1.13 "Lease" means a sublease agreement between Burger King Corporation, a Florida corporation, as sublessor, and Seller, as sublessee, with respect to the Leased Properties and all amendments and modifications thereof.
]
     1.14 "Leased Properties" means, collectively, those certain tracts or parcels of land in which Seller has a leasehold interest under the Leases, and which comprise six (6) physical site locations designated as Stores # 4213, 4217, 4268, 4482, 4767 and 4808 on Schedule 1 hereto, together with Seller's interests in all Improvements located thereon.

     1.15  "Letter of Credit" has the  meaning  ascribed to such term in Section
6.1 hereof. ----------------

     1.16 "Memphis Property" means those certain tracts or parcels of land which comprise the parcels of land pertaining to the physical site location designated as Store # 4709 located in the City of Memphis, Shelby County, Tennessee owned in fee by Seller, including without limitation any land lying in the bed of any street, road or avenue, open or proposed, in front of, within or adjoining or adjacent to such land and Seller's interest in all Improvements located thereon.

     1.17 "Owned Properties" means, collectively, those certain tracts or parcels of land which individually or together with contiguous tracts so described, comprise the separate parcels of land pertaining to the sixteen (16) physical site locations designated as Stores # 4067, 4101, 4116, 4163, 4182, 4320, 4328, 4348, 4445, 4483, 4590, 4601, 4693, 4709, 4714 and 4839 on Schedule
1 hereto, which tracts or parcels of land are owned in fee by Seller, including without limitation any land lying in the bed of any street, road or avenue, open or proposed, in front of, within or adjoining or adjacent to such land and Seller's interest in all Improvements located thereon; provided, however, that in the event Seller exercises the Removal Option, the term "Owned Properties" shall be deemed to not include the Memphis Property (Store # 4709).

     1.18 "Permitted Exceptions" means such easements, encumbrances (other than liens), restrictions, rights of way, if any, and other matters of record provided they do not materially impair marketability of title or which are not objected to by Buyer in the manner prescribed in Section 7 hereto.

     1.19 "Properties" means, collectively, the Owned Properties and the Leased Properties which are designated herein and on Schedule 1 hereto; provided, however, that in the event Seller exercises the Removal Option, the term "Properties" shall be deemed to not include the Memphis Property (Store # 4709).

     1.20   "Purchase   Price"  means  the  sum  of  Sixteen   Million   Dollars
($16,000,000); -------------- provided, however, that in the event Seller exercises the Removal Option, the term "Purchase Price" shall mean the sum of Fifteen Million Seven Hundred Thousand Dollars ($15,700,000).

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     1.21 "Removal  Option" means Seller's right to remove the Memphis  Property from the purchase and sales transaction contemplated by this Agreement, as set forth in Section 2(c) below.

     1.22 "Sublease" means, as to the Leased Properties those sub-subleases between Seller, as sub-sublessor, and a Franchisee, as sub-sublessee, and, as to the Owned Properties, those leases between Seller, as lessor, and a Franchisee, as lessee, and all amendments and modifications thereof.

     1.23 "Title Insurer" means Lawyers Title Insurance Corporation.

     1.24 "Title Policy" means, as to each Property, a standard form owner's policy of title insurance, dated the Closing Date, insuring Buyer as owner of good and marketable fee title to the Owned Properties and the holder of a subleasehold interest in the Leased Properties subject only to the Permitted Exceptions.

     1.25 "Title Report" means a certificate of title, title commitment or title report issued by the Title Insurer to Buyer, which shall disclose Seller as owner of fee simple interest in the Owned Properties and the holder of a subleasehold interest in the Leased Properties and shall disclose, and shall have attached to it, copies of all documents of record underlying all exceptions to title and all encumbrances on and other matters of record affecting the Properties.

     2. Purchase and Sale. (a) Subject to and in accordance with all terms and conditions and based upon all representations and warranties set forth in this Agreement, on the Closing Date, Seller shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase the Properties.

     (b) From the date hereof until 5:00 p.m. Eastern Standard Time on December 9, 1997 (the "Due Diligence Period") Buyer shall have the right to satisfy itself, in its sole discretion, as to all matters with respect to the Properties. If, on or before the expiration of the Due Diligence Period, Buyer gives notice to Seller and Escrow Agent (the "Cancellation Notice") that it does not desire to purchase the Properties, the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation under this Agreement. If Buyer does not give the Cancellation Notice to Seller within the Due Diligence Period, then Buyer shall no longer have the right to terminate this Agreement pursuant to this Section 2(b).

     (c) Seller shall have the right in its sole and absolute discretion to elect to remove the Memphis Property from the purchase and sales transaction contemplated by this Agreement by delivering written notice delivered to Buyer in accordance with Section 17 below at any time on or before 5:00 p.m. on December 9, 1997.

     (d) In the event Buyer terminates that certain Agreement of Purchase and Sale (the "BKLP I Purchase and Sale Agreement") between Burger King Limited Partnership I and Buyer pursuant to Section 2(b) thereof, Seller shall have the right to terminate this Agreement upon delivery of written notice to Buyer within five (5) days of the date on which Buyer has terminated the BKLP I Purchase and Sale Agreement. Upon such termination the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation under this Agreement.

     3. Purchase Price; Payment Thereof. The Purchase Price is subject to prorations and adjustments as described in Section 9, further subject to adjustment in the case of a removal of a Property as provided in Sections 7 and
13. The Purchase Price is payable by Buyer to Seller at the Closing by wire or other mutually agreeable transfer of immediately available funds.

     4. Closing Date. The Closing Date shall be on a date selected by Buyer upon three (3) days written notice to Seller but not later than the later of (i) five
(5) days following the last day of the Due Diligence Period or (ii) the first business day following the date that the contingency set forth in Section 6.3 is removed. The Closing shall take place by mail in escrow at 11:00 a.m. on the Closing Date at the offices of the Title Insurer.

                  5. Escrow Agent. The Deposit shall be deposited by Escrow Agent in an interest bearing escrow account and the proceeds held and disbursed in accordance with the terms of this Agreement. Unless the Deposit is returned to Buyer pursuant to Section 2(b), upon Closing, Escrow Agent shall deliver the Deposit to Seller and the Deposit shall be credited against the Purchase Price. In all other cases, if either party makes a demand upon Escrow Agent for delivery of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within seven (7) business days after the giving of notice by Escrow Agent, time being of the essence, Escrow Agent is hereby authorized to deliver the Deposit to the party who made the demand. If Escrow Agent receives a notice of objection within said period or if for any other reason Escrow Agent in good faith elects not to deliver the Deposit, then Escrow Agent shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrow Agent receives (a) a notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit or (c) a judgment or order of a court of competent jurisdiction directing disposition of the Deposit. Buyer and Seller hereby jointly and severally agree that Escrow Agent shall incur no liability whatsoever in connection with its good faith performance under this Agreement, and Buyer and Seller hereby jointly and severally release and waive any claims they may have against Escrow Agent which may result from its performance in good faith of its functions under this Agreement. Escrow Agent shall be liable only for loss or damage caused directly by its acts of negligence while performing under this Agreement. Buyer and Seller further agree to indemnify against, hold harmless, release and waive any claims they may have against Escrow Agent as a result of a reasonable delay in any wire transfer made pursuant to this Agreement, and/or any errors in wiring instructions given to Escrow Agent. The signing of this Agreement by Escrow Agent is only to evidence Escrow Agent's acceptance of the terms and conditions of this paragraph.

     6. Conditions Precedent.

     6.1 The obligation of Seller to sell the Properties on the Closing Date shall be subject to the satisfaction, of the following conditions (any of which may be waived by Seller): (a) the representations and warranties of Buyer set forth in Section 11 were true and correct in all material respects when made and are true and correct in all material respects on the Closing Date, (b) Buyer delivers to Seller each of the items required to be delivered by Buyer and takes all of the actions required to be taken by Buyer under Section 8 prior to or on the Closing Date, (c) Buyer shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date and shall not otherwise be in default under this Agreement, (d) the provisions of
Section 6.3 shall have been satisfied, (e) Buyer and Burger King Corporation shall execute and deliver a Lease Support Agreement (the "Lease Support Agreement") substantially in the form attached hereto as Exhibit G and Buyer at its sole cost and expense shall deliver an irrevocable letter of credit (the "Letter of Credit") to Burger King Corporation on the Closing Date as required under the Lease Support Agreement; and (f) no default by Buyer under the BKLP I Purchase and Sale Agreement shall have occurred and be continuing.

     6.2 The obligation of Buyer to purchase the Properties on the Closing Date shall be subject to the satisfaction of the following conditions (any of which may be waived by Buyer): (a) the representations and warranties of Seller set forth in Section 10 were true and correct in all material respects when made and are true and correct in all material respects on the Closing Date, (b) Seller delivers to Buyer each of the items required to be delivered by Seller and takes all of the actions required to be taken by Seller under Section 8 prior to or on the Closing Date, and (c) Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date.

     6.3 The parties' respective obligations hereunder are further subject to the right of Seller's limited partners pursuant to Seller's agreement of limited partnership to vote to disapprove the sale of the Properties. In connection therewith, Seller has determined to convene a meeting of its limited partners for the purpose of considering the disapproval of the sale of the Properties, has completed the preparation of a preliminary proxy statement concerning the transactions contemplated herein, has filed such preliminary proxy statement with the Securities and Exchange Commission ("SEC") and has mailed such proxy statement to its limited partners. Seller shall convene a meeting of limited partners on the date and for the purposes specified in such proxy statement. If a majority of Sellers' limited partners do not vote to disapprove of the sale of the Properties, the parties will proceed to Closing, assuming all other conditions are satisfied or waived. If a majority of Seller's limited partners vote to disapprove of the proposed sale, Seller shall have the right to terminate this Agreement by written notice to Buyer, the Deposit shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement. If for any reason the meeting of Seller's limited partners is delayed, postponed or adjourned to a date subsequent to six months following the mutual execution of this Agreement, then Buyer, in its sole discretion, may terminate this Agreement by written notice to the Seller, the Deposit shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement.

                  7. Title Exceptions. Buyer acknowledges that Seller has delivered a Title Report from the Title Insurer for each of the Properties together with a survey of each of the Properties to Buyer. Buyer shall have until the last day of the Due Diligence Period to object to any exception to title appearing in the Title Report or survey which materially impairs marketability of title by delivering written notice to the Seller (for each Property an "Objection" and collectively "Objections"). If Buyer fails to object as prescribed in this section then the Buyer acknowledges and agrees that such exception shall be a Permitted Exception and Buyer shall be obligated to proceed with the Closing and take title to the Properties, subject to such exceptions to title without a reduction of the Purchase Price.

                           (a) Upon receipt of such Objection, Seller shall have the right, but not the obligation, to seek to eliminate, cure or correct such exceptions to title. If such exceptions to title in Seller's sole and exclusive judgment can be cured or corrected and if Seller notifies Buyer not later than 5:00 p.m. (New York time) within ten (10) days after receipt of all Objections to the Property(ies) to seek to cure or correct same, then (x) Seller shall have the right to adjourn the Closing for such Property(ies) for such period, not to exceed ninety (90) days as shall, in Seller's discretion reasonably exercised, be required in order to cure such exceptions to title and Buyer shall be obligated to purchase on the Closing Date all Properties not objected to as provided above and the Purchase Price shall be reduced by the consideration attributable to the affected Property(ies) as shown on Schedule 1; (y) Seller shall give Buyer written notice upon the correction of an Objection for each Property and Buyer shall purchase such Property, according to the terms hereof, on a mutually agreeable closing date within ten (10) days of such notice; and (z) if such exceptions to title can only be satisfied by the payment of money, Seller shall be entitled to apply a portion of the Purchase Price payable on such Closing Date for such Property(ies) in order to cure or correct same. If Seller, having elected to attempt to cure such exceptions to title, fails so to do within such ninety (90) day period, Buyer shall have no further obligation to purchase and Seller shall have no further obligation to sell the Properties subject to such uncured exceptions to title unless Buyer forthwith elects to purchase such Properties subject to the unrectified matters with no reduction in the Purchase Price. If Seller fails to notify Buyer of its election to seek to cure such exceptions to title, Seller shall be deemed to have elected NOT to seek to cure same.

                           (b) If Seller elects not to cure all Objections to title on any Property encumbered by same, Buyer may, at its election,
         (x) proceed with the Closing and take title to all of the Properties subject to such exceptions to title without a reduction of the Purchase Price, or (y) terminate this Agreement by written notice to Seller, in which case the Deposit shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement, provided, however, that Buyer shall provide such written notice of termination to Seller no later than the close of business ten
         (10) days after receipt of Seller's notice electing not to cure title exceptions (the "Title Notice Day"). If Buyer fails to provide such notice by 5:00 p.m. (New York time) on the Title Notice Day, Buyer shall be obligated to purchase all the Properties as provided herein, subject to the Permitted Exceptions as well as the title exceptions that Seller elected not to cure.

To be effective, each notice delivered by Buyer to Seller hereunder must be sent by facsimile transmission to the FAX numbers set forth in Section 17 with an original hard copy thereof sent in accordance with the requirements of Section
17. Any dispute as to whether or not a notice regarding removal of a Property from the Agreement has been given in a timely manner shall be resolved by reference to the date and time stamped on the first page of the facsimile copy of such notice by the facsimile unit receiving same.

                  8. Closing Deliveries. At the Closing, the following actions shall be taken, all of which will be deemed taken simultaneously and no one of which will be deemed completed until all have been completed:

                           (a) The  Purchase  Price  shall be paid to  Seller in
accordance with Section 3.

                           (b) The  Deeds  for  each  Owned  Property  shall  be
executed and delivered to Buyer.

                           (c) Buyer and Seller shall execute and deliver an Assignment and Assumption of Lease for each Leased Property.

                           (d) Buyer and Seller shall execute and deliver an Assignment and Assumption of Sublease for each Sublease encumbering the Properties.

                           (e) An  affidavit of the Seller under FIRPTA shall be
delivered to Buyer.

                           (f) Seller shall deliver to Buyer the original counterparts or true copies of the Leases assigned by Seller to Buyer and assumed by Buyer pursuant to the Assignment and Assumption of Leases delivered under clause (c) above (or copies thereof certified to be true and correct by Seller) and the original counterparts or true copies of the Subleases assigned by Seller to Buyer and assumed by Buyer pursuant to the Assignment and Assumption of Subleases delivered under clause (d) above (or copies thereof certified to be true and correct by Seller).

                           (g) Seller shall use commercially reasonable efforts to deliver to Buyer estoppel certificates from the Franchisees, in the form attached hereto as Exhibit C on or before the last day of the Due Diligence Period, and if Seller, after using reasonable efforts, is unable to obtain such estoppel certificates from the Franchisees by the Closing Date, the balance of the estoppel certificates, if any, may be delivered by Seller, in the form attached hereto as Exhibit D ("Seller's Franchisee Estoppel Certificate").

                           (h) Seller shall use commercially reasonable efforts to deliver to Buyer estoppel certificates from Burger King, in the form attached hereto as Exhibit E on or before the last day of the Due Diligence Period, and if Seller after using reasonable efforts, is unable to obtain such estoppel certificates from Burger King by the Closing Date, the balance of the estoppel certificates, if any, may be delivered by Seller, in the form attached as Exhibit F (the "Seller's Burger King Estoppel Certificate").

                           (i) Seller shall deliver the originals (if any, and to the extent in Seller's possession) of all agreements, plans, drawings, surveys, technical descriptions, warranties and licenses or permits affecting the Properties.

                           (j) Any and all documents, affidavits and agreements reasonably required by the Title Insurer to enable it to issue the Title Policies shall be delivered by Buyer and Seller, respectively.

                           (k) Buyer and Burger King Corporation shall execute and deliver the Lease Support Agreement and Buyer shall deliver the Letter of Credit to Burger King Corporation.

If additional estoppel certificates are received by Seller from Burger King or any Franchisee after the last day of the Due Diligence Period and up to sixty
(60) days after the Closing, such estoppel certificates shall be deemed to replace the Seller's Franchisee Estoppel Certificate or the Seller's Burger King Estoppel Certificate, as applicable, with respect to the Sublease or Lease for which an estoppel has been received. Buyer agrees to cooperate and assist Seller, at no expense to Buyer, in obtaining such estoppel certificates subsequent to the last day of the Due Diligence Period.

     9. Adjustments and Prorations; Closing Expenses.

     9.1 Adjustments and Prorations. The basic or fixed rents and charges payable under the Subleases and rents and charges actually received by Seller for the month in which the Closing occurs, which rents and charges may include but are not limited to basic or fixed rents, shall be apportioned between Buyer and Seller as of 11:59 p.m. of the day next preceding the Closing Date (it being understood and agreed that Buyer and Seller shall endeavor to compute all closing adjustments at least five (5) business days prior to the Closing Date).

                  The percentage rents shall be pro-rated as of the Closing Date in the following manner: the total amount of percentage rent payable for the fiscal year in which the Closing occurs ("Fiscal Year 1997") for each Property shall be computed for each Property based on an estimate of the sales for the entire Fiscal Year 1997 which shall be determined by the prior year sales multiplied by the percentage of increase or decrease in sales for the period commencing with the beginning of Fiscal Year 1997 through and including the last day of the month prior to the Closing Date over the comparable period for 1996. The resulting percentage rental obligation for Fiscal Year 1997 shall then be apportioned equally to each day during Fiscal Year 1997, with the amount accruing prior to the Closing Date being referred to as the "Pre-Closing Portion". Seller shall be credited with 1997 percentage rents in the amount of the excess, if any, of (i) the Pre-Closing Portion reduced by (ii) percentage rent payments actually received by Seller for Fiscal Year 1997 prior to the Closing Date. If clause (ii) above exceeds (i) above, Seller shall be debited with such excess on the Closing Date.

                  Seller represents and warrants that the respective Franchisees of the Properties have the obligation for paying all real estate taxes and assessments and all charges for utility services.

     9.2 Closing Expenses. The premium for the Title Policies, all costs for the Title Report, all escrow charges, all transfer charges and taxes, and all fees and other costs for recording the Deeds and other conveyancing documents shall be paid by Buyer. Seller shall pay fees for the surveys prepared by International Land Services Inc. and any expenses incurred in connection with Seller complying with Section 6.3. All other expenses of Closing shall be paid by Buyer, other than Seller's legal expenses.

                  10. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows, it being expressly understood and agreed that all such representations and warranties are to be true and correct at the date of this Agreement, except as otherwise provided, and as of the Closing, but such representations and warranties shall not survive the Closing:

                           (a) Seller has the full right, power and authority to enter into this Agreement and at the date hereof but not as of the Closing subject to the right of its limited partners as discussed in
         Section 6.3, to cause the sales, transfers and assignments contemplated herein; and each of the persons signing this Agreement on behalf of Seller is authorized to do so;

                           (b) To the actual knowledge of Seller, (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of the Seller does not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment to which Seller may be subject, and (ii) no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Seller in accordance with its terms; and

                           (c) To the actual knowledge of Seller, there are no pending or contemplated condemnation, eminent domain or similar proceedings with respect to all or any portion of the Properties, except as provided in Section 13.

                           (d) Except for the information contained in the documents listed in Schedule 2 attached hereto, Seller has no actual knowledge as to the environmental conditions of the Properties.

                           (e) Seller has no contracts of any kind, such as for waste disposal, termite protection, cleaning services, management services or paper supplies which will survive the Closing.

                           (f) Seller has delivered to Buyer the monthly sales reports for the months January through October 1997 or true copies thereof which were delivered to Buyer from Burger King Corporation. Seller expressly does not represent or warrant the accuracy or completeness of the information contained in such sales reports.

                           (g) From and after the date hereof until the Closing or earlier termination of this Agreement, Seller shall not sell, assign or create any right, title or interest whatsoever in or to any Property or create any liens, encumbrance or charge thereon without promptly discharging same.

                           (h) From and after the date hereof until the Closing or earlier termination of this Agreement, Seller shall conduct its activities as landlord of the Properties reasonably consistent with its past practices.

                  If Buyer discovers prior to Closing, that any representation or warranty made in this Agreement, in Seller's Estoppel Certificate(s), if any, or in Seller's Burger King Estoppel Certificate(s), if any, is untrue in any material respect, then Buyer shall have the right, as its sole and exclusive remedy, either to (i) terminate this Agreement by notice given to Seller prior to the Closing Date, receive a return of the Deposit and thereafter neither party shall have any obligation to the other under this Agreement, or (ii) elect to purchase the Properties subject to such untrue representation or warranty without any reduction in the Purchase Price.

                  11. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows, such representations and warranties to be true and correct at the date of this Agreement and as of the Closing, but such representations and warranties shall not survive the Closing:

     (a) Buyer is a limited partnership duly organized and in good standing under the laws of the State of Delaware;

                           (b) Buyer has the full right, power and authority to enter into and fully perform its obligations under this Agreement, and each of the persons signing this Agreement on behalf of Buyer is authorized to do so; and

                           (c) To the actual knowledge of Buyer, (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment to which Buyer may be subject, and (ii) no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

                  If Seller discovers prior to Closing, that any representation or warranty made in this Agreement is untrue in any material respect, then Seller shall have the right to terminate this Agreement by notice given to Buyer prior to the Closing Date.

                  12. Damage or Destruction. In the event that a casualty or other loss occurs to any Property prior to the Closing Date which (i) renders such Property inoperable as a restaurant for a period reasonably estimated by Seller to exceed four (4) months, or (ii) with respect to which there is insufficient insurance coverage and/or tenant contributions to restore such Property to its condition prior to such casualty, Buyer may, in its sole discretion (a) elect to purchase all of the Properties without reduction of the Purchase Price; or (b) terminate this Agreement by written notice to Seller and receive a return of the Deposit.

                  13. Eminent Domain. In the event of any threatened,  commenced or consummated proceedings in eminent domain respecting a Property or substantially all of a Property, Buyer may, at its option, by notice to Seller given ten (10) days after Buyer is notified of such actual or possible proceedings, elect to remove the affected Property from this Agreement and the Purchase Price shall be reduced by the consideration attributable to the affected Property as shown on Schedule 1, or if Buyer fails to elect or if such eminent domain proceedings are for less than substantially all of a Property, then Buyer shall be obligated to purchase the Property as provided herein and Seller shall, at the Closing, assign to Buyer its entire right, title and interest in and to any condemnation award.

                  14.      Environmental Inquiries.

                  Buyer  acknowledges  that  Seller,  at Seller's  expense,  has caused Environmental Consulting & Technology, Inc. ("ECT") to conduct Transaction Screen Assessments consistent with ASTM Standard E 1528-93 (each, a "Transaction Screen") of the Properties, and that Seller herewith has furnished to Buyer such information as more particularly described on Schedule 2 hereto.

                  15. Property "As Is". Seller does not warrant, either expressly or impliedly, the condition or fitness of the Properties, including without limitation the environmental fitness and condition of the Properties. Buyer acknowledges that it has made such inspections and investigations of the Properties as it has deemed necessary including, without limitation, the physical and environmental features of the Properties and that Buyer will acquire the Properties "AS IS, WHERE IS" in their current state, including without limitation their current physical and environmental condition, subject to normal wear and tear between the effective date of this Agreement and the Closing. It is expressly understood and agreed that the willingness of Buyer to purchase the Properties on an "AS IS, WHERE IS" basis in accordance herewith is a material inducement to Seller's agreement to sell the Properties to Buyer. Buyer hereby waives any and all claims which it may now or hereafter have against Seller arising out of or in connection with Environmental Laws, including without limitation any such claims under the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601-9659 ("CERCLA"), and any claims under state common law, relating to the emission, discharge or release of any hazardous substance, as that term is defined under CERCLA at 42 U.S.C. Section 9601(14), or petroleum product or other pollutant or contaminant.

                  16. Brokerage. Each party represents and warrants to the other that it has neither engaged nor employed any broker or finder in connection with the transactions contemplated by this Agreement, except that Seller, at Seller's expense, has retained Jones Lang Wootton USA, Inc. and each party hereby indemnifies and agrees to hold the other harmless from and against any loss, cost, damage or expense (including reasonable attorneys' fees) by reason of the incorrectness of such representation and warranty. This provision shall survive the Closing.

                  17. Notices. All notices, demands, requests, consents, approvals or other communications ("Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall (except as herein expressly provided to the contrary) be delivered personally or sent by either registered or certified mail, return receipt requested, postage prepaid, by Federal Express or another nationally recognized air courier service, or by telephonic facsimile transmission, addressed as follows:

                  TO SELLER:

                           Burger King Limited Partnership, III
                           3 World Financial Center, 29th Floor
                           New York, New York 10285
                           Attention:  Kenneth F. Boyle
                           FAX: (212) 528-9696

                  With a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: C. Tanner Rose, Jr., Esq.
                           FAX: (212) 455-2502

                  TO BUYER:

                           U.S. Restaurant Properties Operating L.P.
                           5310 Harvest Hill Road
                           Suite 270
                           Dallas, Texas 75230
                           Attention:  Fred Margolin
                           FAX:  (972) 490-9119

                  With a copy to:

                           Middleberg, Riddle & Gianna
                           2323 Bryan Street, Suite 1600
                           Dallas, Texas 75201
                           Attention:  Richard S. Wilensky, Esq.
                           FAX:  (214) 220-0179

or such other address as such party shall have specified most recently by like Notice. Notices mailed as provided herein shall be deemed given on the third business day following the date so mailed, on the business day received from a nationally recognized air courier service or on the business day received by facsimile transmission.

                  18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.
                  19. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

                  20. Jurisdiction. The parties hereto irrevocably and unconditionally submit themselves to the general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts thereof, in any legal action or proceeding arising under this Agreement or in any way related hereto.

                  21. Entire Agreement. This Agreement is not to be recorded and may not be changed, modified or terminated except by written instrument executed by the parties hereto. This Agreement (including the Exhibits attached hereto) contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto. This provision shall survive the Closing.

                  22. Attorneys' Fees. Should either party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged default under or breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding at trial and any appellate levels.

                  23. Non-Waiver of Rights. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

                  24. Rules of Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

                  25. Titles and Headings. Titles and headings of Sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

                  26. Exhibits. Each of the Exhibits and Schedules referred to herein and attached hereto is an integral part of this Agreement and are incorporated herein by this reference.

                  27. Pronouns; Joint and Several Liability. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. If the Buyer consists of two or more parties, the liability of such parties shall be joint and several.

                  28. Further Assurances. Seller and Buyer each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby.

                  29. No Assignment. Buyer shall have no right to assign this Agreement or its rights hereunder, without the express written consent of Seller. The transfer of a controlling interest in the shares of Buyer shall be deemed an assignment for purposes of this Agreement; provided, however, that Buyer shall be permitted to assign its rights to purchase one or more Properties to a wholly-owned subsidiary of Buyer provided Buyer (i) indemnifies Seller, Lehman Brothers, Inc. and any of their affiliates, subsidiaries, directors, officers, shareholders or partners from any and all costs and/or liabilities incurred in connection with any claims, settlements, fines, investigations, remediation activities or other charges relating to any environmental conditions now or hereafter existing on such Property in a form satisfactory to Seller, and
(ii) notifies Seller of the name of the assignee on or before the last day of the Due Diligence Period.

                  30. Damages. In the event this Agreement is terminated due to either party's default in the performance of its obligations hereunder or due to Buyer's default under the BKLP I Purchase and Sale Agreement, then if Seller is the defaulting party Buyer shall be entitled to pursue any and all remedies available at law or in equity, including but not limited to specific performance or to terminate this Agreement and receive a refund of the Deposit. In the event Buyer is the defaulting party, then the parties have agreed that the Deposit shall be retained by Seller as agreed upon liquidated damages it being acknowledged that Seller's damages from Buyer's default might be impossible to ascertain and that the Deposit constitutes a fair and reasonable amount for Seller's damages and is not a penalty. Thereafter neither party shall have any responsibility or obligation to the other under or pursuant to this Agreement.

                  Initial:
                             ---------------        -----------------
                                 Seller                   Buyer

                  31. TIME OF ESSENCE. TIME IS OF THE ESSENCE OF EACH AND EVERY TERM, CONDITION AND PARTICULAR OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.



SELLER:                                                BUYER:

BURGER KING LIMITED PARTNERSHIP III,        U.S. RESTAURANT PROPERTIES
a New York limited partnership              OPERATING L.P.

                                            By:      USRP MANAGING, INC.
By:      BK III RESTAURANTS INC.

                                            By:
                                               ------------------------------
         General Partner                        Name:
                                                Title:

By:
   ---------------------------
     Name:  Kenneth Boyle
     Title:    President



ESCROW AGENT:

LAWYERS TITLE INSURANCE CORPORATION



By:
   ----------------------------
         Name:
         Title:

                       BURGER KING LIMITED PARTNERSHIP III

                                   SCHEDULE 1

  STORE                  LOCATION                             SALES PRICE
  -----                  --------                             --------------
  4217                   Montgomery, AL                       $   534,500
  4163                   Covina, CA                               828,700
  4808                   San Bernardino, CA                       160,000
  4268                   Federal Heights, CO                      305,200
  4101                   Largo, FL                                867,500
  4182                   Atlanta, GA                              875,000
  4693                   Columbus, IN                           1,370,400
  4590                   Gary, IN                                 963,000
  4482                   Brooklyn Park, MD                        190,000
  4116                   Moundsview, MN                           640,000
  4348                   Edison, NJ                             1,125,000
  4213                   Albuquerque, NM                          479,000
  4767                   Fayetteville, NC                         537,100
  4601                   Wilson, NC                               758,300
  4714                   North Augusta, SC                        967,500
  4445                   Chattanooga, TN                          680,000
  4320                   Gallatin, TN                             963,000
  4709                   Memphis, TN                              300,000
  4839                   Nashville, TN                            490,000
  4483                   Shelbyville, TN                        1,114,200
  4328                   Cleburne, TX                             886,000
  4067                   Sulphur Springs, TX                      965,600
                                                             ---------------
                                                             $16,000,000.00

                                   SCHEDULE 2




1. Updated Transaction Screen Reports for Burger King Limited Partnership III Sites prepared by Environmental Consulting & Technology, Inc. dated October 1997.

2. Transaction Screen Reports for Burger King Limited Partnership III Sites prepared by Environmental Consulting & Technology, Inc. dated December, 1994.

                                                                 EXHIBIT A


                       ASSIGNMENT AND ASSUMPTION OF LEASE


                  FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Burger King Limited Partnership III, a New York limited partnership ("Assignor"), does hereby sell, assign, convey, transfer, set over and deliver to [ ], a [ ] ("Assignee"), the entire interest of Assignor, as lessee, in and to the lease of real property more particularly described in Exhibit A attached hereto and incorporated by reference herein, between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as tenant, dated lease_date, a Memorandum of which was filed on ___________ __, 19__ and recorded at Book _____, Page _____ in the _________ County Registry of Deeds (the "Lease").

                  Assignee hereby assumes and agrees to perform all the terms, covenants and conditions of the Lease required to be performed by the lessee thereunder from and after the date hereof. Assignee hereby indemnifies and holds Assignor harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessor under the Lease arising out of or relating to Assignee's failure to perform any of its obligations as lessee under the Lease on or after the date hereof.

                  Assignor hereby indemnifies and holds Assignee harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessor under the Lease arising out of or relating to Assignor's failure to perform any of its obligations as lessee under the Lease prior to the date hereof.

                  This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

                  IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease this _________ day of ____ 1997.

                               ASSIGNOR:

                               Burger King Limited Partnership III,
                               a New York limited partnership


                               By:      BK III Restaurants Inc.,
                                        a New York corporation, general partner



                               By:
                                  --------------------------------------------
                                        Name:
                                        Title:



                               ASSIGNEE:

                               [              ]

                               By:      [          ]


                               By:
                                  --------------------------------------------
                                        Name:
                                        Title:

                                                                    EXHIBIT B


                      ASSIGNMENT AND ASSUMPTION OF SUBLEASE


                  FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Burger King Limited Partnership III, a New York limited partnership ("Assignor"), does hereby sell, assign, convey, transfer, set over and deliver to U.S Restaurant Properties Operating L.P., a [ ] ("Assignee"), the entire interest of Assignor in and to the sublease of real property more particularly described in Exhibit A attached hereto and incorporated by reference herein, between Burger King Limited Partnership III, as lessor, and lessee, as lessee, dated lease_date, a Memorandum of which was filed on file_date, and recorded at book, page, in the county County Registry of Deeds (the "Sublease").

                  Assignee hereby assumes and agrees to perform all the terms, covenants and conditions of the Sublease required to be performed by the lessor thereunder from and after the date hereof, including, without limitation, the obligation to repay in accordance with the terms of the Sublease to the lessee thereunder any and all security deposits and prepaid rental deposits to the extent, but only to the extent of the amount of cash delivered by Assignor to Assignee with respect to such security deposits and prepaid rental deposits and only to the extent that any such amount shall hereafter become refundable to the lessee under the Sublease.

                  Assignee hereby indemnifies and holds Assignor harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessee under the Sublease arising out of or relating to Assignee's failure to perform any of its obligations as lessor under the Sublease on or after the date hereof. Assignor hereby indemnifies and holds Assignee harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessee under the Sublease arising out of or relating to Assignor's failure to perform any of its obligations as lessor under the Sublease prior to the date hereof.

                  This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

                  IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Sublease this _________ day of December 1997.

                                ASSIGNOR:

                                BURGER KING LIMITED PARTNERSHIP III,
                                a New York limited partnership


                                By:  BK III Restaurants Inc.,
                                     a New York corporation, general partner


                                By:
                                   -----------------------------------
                                      Name:  Kenneth Boyle
                                      Title:  President


                                ASSIGNEE:

                                U.S. RESTAURANT PROPERTIES OPERATING L.P.

                                By:
                                   -----------------------------------
                                      Name:
                                      Title:

                                                                 EXHIBIT C


                              [FRANCHISEE ESTOPPEL]

                                                _______________, 1997



[                ]

     Re: (a) Sublease or Lease dated  ___________,  between  Burger King Limited
Partnership                 III                 ("Landlord")                 and
______________________________________________________________,     as    tenant
("Franchisee"), covering the real property commonly known as __________ _________________________ (the "Property"), as amended or modified by the following: _________________________________________________________________
(the "Lease"). (b) Franchise Agreement dated ___________, between Burger King Corporation ("Burger King"), as franchisor, and Franchisee with respect to the operation of a "Burger King" restaurant at the Property, as amended or modified
by                the                 following:                 _______________
_________________________________________________(the "Franchise Agreement").

Dear Ladies and Gentlemen:

                  The undersigned has been advised that you or another person or entity are about to purchase the interest of Burger King Limited Partnership III in the Property. In connection with such acquisition, the undersigned hereby represents and certifies to you that:

                  A.  Lease

     1. The Lease constitutes the entire agreement between Landlord and Franchisee pertaining to the Property, and the undersigned has not assigned, amended, sublet or otherwise transferred its interest in the Lease.

     2. The commencement and termination dates of the current term of the Lease are __________________________________ and _______________________,
respectively.  Franchisee has the following options or rights to renew the term:
____________________
------------------------------------------------------------------------------.

     3. All rent payable by Franchisee under the Lease has been paid through __________________, 1997.

     4. The Lease is in full force and effect; there are no outstanding notices of default or breach under the Lease served either by Landlord or Franchisee, nor, to Franchisee's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Lease.

     5. There have been no security or other deposits made by Franchisee to Landlord and there have been no pre-payments of rent, nor will Franchisee pre-pay rent or other amounts in connection with the Lease. No concessions, rebates, allowances, or other concessions for free or reduced rent in the future have been granted, other than as set forth in the Lease.

     6. Franchisee has not currently (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession all or substantially all of its assets; (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (iv) made an offer of settlement, extension or composition of its creditors generally.

     B. Franchise Agreement



                  1. The Franchise Agreement constitutes the entire agreement between Burger King Corporation and Franchisee pertaining to the operation of a "Burger King" restaurant at the Property.

                  2. The term of the Franchise Agreement is 20 years.

                  3. The Franchise Agreement is in full force and effect; there are no outstanding notices of default or breach under the Franchise Agreement served either by Burger King Corporation or Franchisee, nor, to Franchisee's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Franchise Agreement.

                  Franchisee hereby acknowledges and agrees that you and any such other purchasing person or entity shall be entitled to rely upon the foregoing provisions of this letter in consummating the above-referenced transaction.

                                           Very truly yours,

If Franchisee is a corporation, insert     --------------------------------
corporation's name and sign here

                                           By:
                                              -----------------------------
                                                 Name:
                                                 Title:


If Franchisee is an individual, sign       --------------------------------
here:                                            Name:

                                                                  EXHIBIT D


                               [BKLP III ESTOPPEL]


                                               _________________, 1997



[                       ]


     Re: (a) Sublease dated __________ between Burger King Corporation ("Burger King") and Burger King Limited Partnership III ("BKLP-III"), covering the real property commonly known as ____________________________________________________
(the    "Property"),    as   amended    or    modified    by   the    following:
____________________________________________________
_______________________________________  (the  "Sublease");  and (b) Lease dated
__________   between   BKLP-III,   as  landlord,   and   _______________________
________________, as subtenant ("Franchisee"), as amended or modified by the following: ______________________________________________________ (the
"Operating Lease").

Dear Ladies and Gentlemen:

                  In connection with your purchase of BKLP-III's interest in the Property, the undersigned hereby represents and certifies to you and to any other purchasing person or entity that:

                  A.  Sublease

                  1. The Sublease constitutes the entire agreement between Burger King and BKLP-III pertaining to the demising of the Property, and BKLP-III has not amended, assigned or transferred its interest in the Sublease.

                  2. The commencement and termination dates of the current term of the Sublease are ___________________________ and ___________________________,
respectively.  BKLP-III has the  following  options or rights to renew the term:
______________________
------------------------------------------------------------------------------.

                  3. All rent payable by BKLP-III under the Sublease has been paid through _______________, 1997.

                  4. The Sublease is in full force and effect; there are no outstanding notices of default or breach under the Sublease served either by Burger King or BKLP-III thereunder, nor, to Burger King's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Sublease.

                  5. There have been no security or other deposits made by Franchisee to BKLP-III and there have been no pre-payments of rent, nor will Franchisee pre-pay rent or other amounts in connection with the Lease. No concessions, rebates, allowances, or other concessions for free or reduced rent in the future have been granted, other than as set forth in the Lease.

                  B.  Operating Lease


                  1. The Operating Lease constitutes the entire agreement between BKLP-III and Franchisee pertaining to the Property, and BKLP-III has not assigned or transferred its interest in the Operating Lease.

                  2. The commencement and termination dates of the current term of the Operating Lease are _________________________ and __________________________ respectively. Franchisee has the following options or rights to renew the term: _____________________________________
------------------------------------------------------------------------------.

                  3. All minimum rent and additional rent payable by Franchisee under the Operating Lease has been paid through _______________, 1997. All percentage rent payable by Franchisee has been paid through __________________, 199_.

                  4. The Operating Lease is in full force and effect; there are no outstanding notices of default or breach under the Operating Lease served either by BKLP-III or Franchisee, nor, to BKLP-III's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Operating Lease.

                  5. There have been no security or other deposits and there have been no pre-payments of rent, nor will Franchisee pre-pay rent or other-amounts in connection with the Lease. No concessions, rebates, allowances, or other concessions for free or reduced rent in the future have been granted, other than as set forth in the Lease.

                  The representations and certifications made hereunder shall not survive the date upon which you or such other purchasing person or entity purchase BKLP-III's interest in the Property. BKLP-III hereby acknowledges that you and any such other purchasing person or entity shall be entitled to rely upon the foregoing provisions of this letter in consummating the above-referenced transaction.

                                     Very truly yours,

                                     BURGER KING LIMITED PARTNERSHIP III,


                                   By: BK III Restaurants Inc., general partner


                                   By:
                                      ------------------------------
                                           Name:
                                           Title:

                                                                   EXHIBIT E


                              ESTOPPEL CERTIFICATE
                                PURCHASE AND SALE


         This Certificate is made as of __________________, by BURGER KING CORPORATION ("Lessor").

     1. The Leases. The term "Leases," as used herein, shall mean those certain subleases, together with any amendments thereto, concerning the properties as more particularly described in Exhibit A attached hereto and by this reference incorporated herein, between Lessor and Burger King Limited Partnership III (the "Tenant").

     2. The Properties. The term "Properties," as used herein, shall mean those certain real properties as legally described in the Leases.

     3. The Sale. The term "Buyer," as used herein, shall mean U.S. Restaurant Properties Operating, L.P., its successors and assigns. Buyer proposes to purchase Tenant's interest in the Leases from Tenant.

     4. Purpose. In connection with the above-mentioned transactions, Buyer has requested certain assurances and representations from Lessor, and Tenant has agreed to provide for an estoppel certificate from Lessor concerning the Leases.

         In consideration of the terms and provisions hereinafter contained and other good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, Lessor certifies and agrees as follows:

     (_) Lessor is the sublessor and Tenant is the subtenant under the Leases.

     (_) The terms of the Leases commenced and rent commenced to accrue under the Leases on the dates described on Exhibit B. Tenant has the options or rights to renew the terms of the Leases as described in Exhibit B.

     (_) The Leases are in full force and effect, and Lessor has no knowledge of
(i) any present defaults of either party under the Leases; nor (ii) any present condition or state of facts which by notice or the passage of time, or both, would constitute a default by either party under the Leases.

     (_) The sale of the Leased Premises to the Buyer will not violate any term or conditions of the Leases, and after such sale the Leases will continue in full force and effect.

         Lessor acknowledges Buyer will rely upon the matters set forth herein in acquiring the Tenant's interest in the Leases. This Certificate shall inure to the benefit of, and may be relied upon by, Buyer, its successors and assigns.

                                    LESSOR:



                                    ------------------------------
                                    By:
                                       ---------------------------
                                    Its:
                                        --------------------------
                                    Address:
                                            ----------------------

                                    EXHIBIT A

                                     Leases

(a) Agreement of Sublease dated July 10, 1984 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in Albuquerque, New Mexico and commonly known as Burger King store #4213.

(b) Agreement of Sublease dated July 16, 1984 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in Montgomery, Alabama and commonly known as Burger King store #4217.

(c) Agreement of Sublease dated August 31, 1984 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in Federal Heights, Colorado and commonly known as Burger King store #4268.

(d) Agreement of Sublease dated February 20, 1985 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in Brooklyn Park, Maryland, and commonly known as Burger King store #4482.

(e) Agreement of Sublease dated August 26, 1985 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in Fayetteville, North Carolina and commonly known as Burger King store #4767.

(f) Agreement of Sublease dated October 1, 1985 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in San Bernardino, California and commonly known as Burger King store #4808.

                                    EXHIBIT B

                                Lease Provisions

1.       Albuquerque Lease:
         Commencement Date:  October 26, 1984

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the Lease as described in the Lease; and then 4 terms of 5 years each coincident with the extension terms of the Lease as described in the Lease.

2.       Montgomery Lease:
         Commencement Date:  September 23, 1984

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the Lease as described in the Lease; and then 4 terms of 5 years each coincident with the extension terms of the Lease as described in the Lease.

3.       Federal Heights Lease:
         Commencement Date:  December 7, 1984

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the over Lease as described in the Lease; and then 3 terms, with the third extension of term terminates and ending
                               December 31, 2022; coincident with the extension terms of the Lease.

4.       Brooklyn Park Lease:
         Commencement Date:

         Options or Rights
         to Renew:

5.       Fayetteville Lease:
         Commencement Date:  November 8, 1985

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the Lease as described in the Lease; and then 4 terms of 5 years each coincident with the extension terms of the Lease as described in the Lease.

6.       San Bernardino Lease:
         Commencement Date:  December 11, 1985

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the Lease as described in the Lease; and then 4 terms of 5 years each coincident with the extension terms of the Lease as described in the Lease.

                                                                 EXHIBIT F


                              ESTOPPEL CERTIFICATE
                                PURCHASE AND SALE


         This Certificate is made as of __________________, by BURGER KING LIMITED PARTNERSHIP III (the "Tenant").

     1. The Leases. The term "Leases," as used herein, shall mean those certain subleases, together with any amendments thereto, concerning the properties as more particularly described in Exhibit A attached hereto and by this reference incorporated herein, between Burger King Corporation ("Lessor") and Tenant.

     2. The Properties. The term "Properties," as used herein, shall mean those certain real properties as legally described in the Leases.

     3. The Sale. The term "Buyer," as used herein, shall mean U.S. Restaurant Properties Operating, L.P., its successors and assigns. Buyer proposes to purchase Tenant's interest in the Leases from Tenant.

     4. Purpose. In connection with the above-mentioned transactions, Buyer has requested certain assurances and representations from Tenant and Tenant has agreed to deliver this estoppel certificate.

         In consideration of the terms and provisions hereinafter contained and other good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, Tenant certifies and agrees as follows:

     (a) Lessor is the sublessor and Tenant is the subtenant under the Leases.

     (b) The terms of the Leases commenced and rent commenced to accrue under the Leases on the dates described on Exhibit B. Tenant has the options or rights to renew the terms of the Leases as described in Exhibit B.

     (c) The Leases are in full force and effect, and Tenant has no knowledge of
(i) any present defaults of either party under the Leases; nor (ii) any present condition or state of facts which by notice or the passage of time, or both, would constitute a default by either party under the Leases.

     (d) The sale of the Leased Premises to the Buyer will not violate any term or conditions of the Leases, and after such sale the Leases will continue in full force and effect.

                  The representations and certifications made hereunder shall not survive the date upon which you or such other purchasing person or entity purchase Tenant's interest in the Property. Tenant hereby acknowledges that you and any such other purchasing person or entity shall be entitled to rely upon the foregoing provisions of this letter in consummating the above-referenced transaction.

                                  TENANT:



                                  ------------------------------
                                  By:
                                     ---------------------------
                                  Its:
                                      --------------------------
                                  Address:
                                          ----------------------

                                    EXHIBIT A

                                     Leases



1. Agreement of Sublease dated July 10, 1984 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in Albuquerque, New Mexico and commonly known as Burger King store #4213.

2. Agreement of Sublease dated July 16, 1984 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in Montgomery, Alabama and commonly known as Burger King store #4217.

3. Agreement of Sublease dated August 31, 1984 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in Federal Heights, Colorado and commonly known as Burger King store #4268.

4. Agreement of Sublease dated February 20, 1985 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in Brooklyn Park, Maryland, and commonly known as Burger King store #4482.

5. Agreement of Sublease dated August 26, 1985 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in Fayetteville, North Carolina and commonly known as Burger King store #4767.

6. Agreement of Sublease dated October 1, 1985 between Burger King Corporation, as lessor, and Burger King Limited Partnership III, as lessee, for real property located in San Bernardino, California and commonly known as Burger King store #4808.

                                    EXHIBIT B


                                Lease Provisions

1.       Albuquerque Lease:
         Commencement Date:  October 26, 1984

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the Lease as described in the Lease; and then 4 terms of 5 years each coincident with the extension terms of the Lease as described in the Lease.

2.       Montgomery Lease:
         Commencement Date:  September 23, 1984

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the Lease as described in the Lease; and then 4 terms of 5 years each coincident with the extension terms of the Lease as described in the Lease.

3.       Federal Heights Lease:
         Commencement Date:  December 7, 1984

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the over Lease as described in the Lease; and then 3 terms, with the third extension of term terminates and ending December 31, 2022; coincident with the extension terms of the Lease.

4.       Brooklyn Park Lease:
         Commencement Date:         June 11, 1985

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the over Lease as described in the Lease; and then 4 terms of 5 years each coincident with the extension terms of the Lease as described in the Lease.

5.       Fayetteville Lease:
         Commencement Date:  November 8, 1985

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the Lease as described in the Lease; and then 4 terms of 5 years each coincident with the extension terms of the Lease as described in the Lease.

6.       San Bernardino Lease:
         Commencement Date:  December 11, 1985

         Options or Rights
         to Renew:             Lessee has 2 successive 5-year (or approximately
                               5-year) options to renew, as follows: one term of 5 years commencing upon the expiration of the original ten year term; one term of approximately
                               5 years commencing upon the expiration date of the first extension term and expiring upon the expiration of the original term of the Lease as described in the Lease; and then 4 terms of 5 years each coincident with the extension terms of the Lease as described in the Lease.

                                                            EXHIBIT G



                        [attach Lease Support Agreement]